Exhibit 10.7
CONSULTING AGREEMENT
     This CONSULTING AGREEMENT (this “Agreement”) is entered into as of September 15, 2006, to be effective as of July 1, 2006 (the “Effective Date”), by and between Imagine One Resources LLC, a North Carolina limited liability company (the “Consultant”), Trade Source International, Inc., a Delaware corporation (“TSI”), and Craftmade International, Inc., a Delaware corporation (“Craftmade”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Stock Purchase Agreement of even date herewith between TSI, Robert W. Lackey and Craftmade (the “Stock Purchase Agreement”).
BACKGROUND STATEMENT
     Robert W. Lackey and Robert W. Lackey, Jr. own all of the membership interests in Consultant. Concurrently with the execution and delivery of this Agreement, TSI is acquiring from Robert W. Lackey all of the outstanding capital stock in MARKETING IMPRESSIONS, INC., a Georgia corporation, pursuant to the Stock Purchase Agreement. TSI recognizes the knowledge and experience of Consultant and desires to secure the services of Consultant with respect to the Business as conducted by the TSI Group, and Consultant desires to perform such services for or on behalf of TSI, all on the terms and conditions as hereinafter set forth.
STATEMENT OF AGREEMENT
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
COMPENSATION
     1.1 In consideration of the Consulting Services (as defined below), TSI and Craftmade shall, jointly and severally, pay to the Consultant the compensation provided for in Section 2.03(g) of the Stock Purchase Agreement in accordance with the provisions of the Stock Purchase Agreement. In addition, TSI and Craftmade shall, jointly and severally, reimburse the Consultant for all reasonable out-of-pocket costs and expenses incurred by the Consultant in providing the Consulting Services, including without limitation costs and expenses for travel, lodging and meals, if any; provided, that sufficient evidence thereof is provided by Consultant to TSI.
ARTICLE II
CONSULTING DUTIES AND RESPONSIBILITIES
     2.1 Obligations of Consultant. Subject to the limitations set forth below, Consultant, through Robert W. Lackey and/or Robert W. Lackey, Jr. shall perform the following obligations with respect to the Business during the term of this Agreement (the “Consulting Services”):

     (i) Consultant shall, upon TSI’s request, provide advice and consultation with respect to dealing with Major Customers, including advice and consultation with respect to strategies for pricing products and major line reviews with Major Customers;
     (ii) Consultant shall, upon TSI’s request, provide advice and consultation with respect to cost reduction efforts;
     (iii) Consultant shall, upon TSI’s request, provide advice and consultation with respect to new products; and
     (iv) Consultant shall, upon TSI’s request, provide advice and consultation with respect to strategies for growing the Business.
     2.2 Limitations. Consultant’s duties hereunder are purely advisory in nature, and Consultant shall have no obligation to perform any other duties not expressly set forth in this Agreement. Consultant shall have no right to make any decision on behalf of TSI, and TSI may decide, in its sole discretion, to accept or reject Consultant’s advice and recommendations. Consultant’s obligations hereunder are intended to be part-time and Consultant is free to engage in other business activities, subject to the limitations set forth in the Stock Purchase Agreement, Shareholder Non-Competition Agreement and RLJ Non-Competition Agreement. Consultant shall perform the Consulting Services from its office in Catawba County, North Carolina, or any other office it may have from time to time. Consultant shall have no obligation to travel to attend meetings or for any other reason unless the parties mutually agree to such travel and TSI and Craftmade agree to reimburse the Consultant for its reasonable travel costs and expenses. Consultant’s participation in any activity hereunder is subject to adequate advance notice from TSI of all relevant facts and circumstances and the availability of Consultant’s employees. Should Robert W. Lackey and/or Robert W. Lackey. Jr. be medically unable to perform any of the duties set forth above, Consultant may replace them with qualified substitute employees.
ARTICLE III
TERM
     3.1 This Agreement shall commence on the date hereof and continue until June 30, 2011.
ARTICLE IV
INDEMNIFICATION
     4.1 Indemnification by TSI. TSI shall indemnify and hold harmless the Consultant and its members, managers, employees or agents (each a “Consultant Indemnified Party”), to the fullest extent permitted by law or equity, from and against any and all judgments, losses, claims (whether or not valid), damages, costs, fees, expenses or liabilities, joint or several (each a “Loss”), to which a Consultant Indemnified Party may become subject, related to or arising out of the transactions contemplated by this Agreement or the services rendered by the Consultant under this Agreement, and shall, upon request, reimburse a Consultant Indemnified Party for all legal and other costs, fees and expenses as they are incurred in connection with investigating, preparing or defending the foregoing; provided, however, that no such indemnification shall be required to be paid to an Indemnified Party with respect to a Loss that is finally determined by a court of competent jurisdiction (after exhaustion of all appeals) to have resulted solely from the gross negligence or willful misconduct of such Consultant Indemnified Party.
     4.2 Indemnification by Consultant. Consultant shall indemnify and hold harmless TSI and its officers, directors, employees or agents (each a “TSI Indemnified Party”), to the fullest extent permitted by law or equity, from and against any Loss to which a TSI Indemnified Party may become subject, related to or arising out of the transactions contemplated by this Agreement or the services rendered by the Consultant under this Agreement that, in each case, is finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the gross negligence or willful misconduct of Consultant, and shall, upon request, reimburse a TSI Indemnified Party for all legal and other costs, fees and expenses as they are incurred in connection with investigating, preparing or defending the foregoing. For the avoidance of doubt, Consultant shall have no obligation to indemnify or hold harmless any TSI Indemnified Party to the extent any of the foregoing arise out the negligence of Consultant.
ARTICLE V
MISCELLANEOUS
     5.1 Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of Delaware, without regard to its conflicts-of-laws principles.
     5.2 Assignment; Third-Party Rights. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party; provided, however, that the Consultant may assign this Agreement to an Affiliate of the Consultant without such consent so long as Robert W. Lackey and Robert W. Lackey, Jr. will continue to be actively involved. This Agreement and its provisions are for the sole benefit of the parties to this Agreement and their successors and permitted assigns and shall not give any other person or entity any legal or equitable right, remedy or claim.
     5.3 Headings. The headings contained herein are for convenience of reference only, and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.
     5.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by the party against whom such amendment, modification or supplement is sought to be enforced. Any such writing must refer specifically to this Agreement and any purported amendment in violation hereof shall be void.
     5.5 Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the invalidity of any such provision substantially deprives either party of the practical benefits intended to be conferred by this Agreement. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.
     5.6 Construction. Each party acknowledges that such party and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.
     5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile or electronic mail, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.
     5.8 Entire Agreement. This Agreement and the Stock Purchase Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement. This Agreement is not intended to supersede or limit the obligations of Robert W. Lackey under the Stock Purchase Agreement and the Shareholder Non-competition Agreement or Robert W. Lackey, Jr. under the RLJ Non-Competition Agreement.
     5.9 Relationship of the Parties. Nothing in this Agreement shall be construed as creating a partnership, joint venture, agency or employment relationship between the Consultant and TSI. Except as expressly provided herein, neither party shall have any authority to contract or in any manner incur any liability or obligation for or in the name of the other party. EACH PARTY IS AND SHALL BE SOLELY LIABLE FOR ANY FEDERAL AND STATE INCOME AND WITHHOLDING TAXES, UNEMPLOYMENT TAXES, FICA TAXES, AND WORKERS’ COMPENSATION PAYMENTS AND PREMIUMS APPLICABLE TO THE SERVICES PROVIDED BY SUCH PARTY’S PERSONNEL PURSUANT TO THIS AGREEMENT.
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     IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the day and year first above written.

IMAGINE ONE RESOURCES LLC
By:	/s/ Robert W. Lackey
Robert W. Lackey, Manager

TRADE SOURCE INTERNATIONAL, INC
By:	/s/ Marcus Scrudder
Name: Marcus Scrudder
Title: Chief Financial Officer

CRAFTMADE INTERNATIONAL, INC
By:	/s/ Marcus Scrudder
Name: Marcus Scrudder
Title: Chief Financial Officer

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